UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

Ernexa Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 798-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2025, Ernexa Therapeutics Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with certain accredited investors and a related registration rights agreement (the “RRA”). Pursuant to the SPA, the Company agreed to issue and sell to the investors, and the investors agreed to purchase from the Company, in a private placement, an aggregate of 58,262,918 shares of common stock at a purchase price of $0.1046 per share, and pre-funded warrants to purchase up to 11,048,736 shares of common stock, at a purchase price of $0.0996 per pre-funded warrant. The pre-funded warrants will be exercisable until exercised in full at a nominal exercise of $0.005 per share and may not be exercised to the extent such exercise would cause the holder to beneficially own more than 4.99% or 9.99%, as applicable, of the Company’s outstanding common stock.

Upon the initial closing of the SPA, on April 2, 2025, we sold to the investors an aggregate of 9,934,016 shares of common stock and 509,736 pre-funded warrants (such shares, including the shares underlying the pre-funded warrants equal to 19.99% of the Company’s outstanding shares as of March 31, 2025. The second closing under the SPA, for the sale of 48,328,902 shares of common stock and 10,539,000 pre-funded warrants, will occur upon satisfaction or waiver of certain conditions, including without limitation, receipt of stockholder approval for such issuance as required under applicable Nasdaq listing rules. Pursuant to the SPA, we agreed to hold a shareholder meeting to seek such shareholder approval as soon as reasonably possible, and no later than June 30, 2025 (or July 30, 2025 if the Securities and Exchange Commission (the “SEC”) reviews the preliminary proxy statement for such meeting.

Under the RRA, the Company agreed to file a registration statement for the resale of the shares issued, and the shares underlying the pre-funded warrants issued in the initial closing under the SPA within 15 days of the initial closing under the SPA, and to file an additional registration statement within 10 days after the second closing under the SPA, for the resale of the shares issued and the shares underlying the pre-funded warrants issued under the second closing under the SPA. The Company also agreed to use its reasonable best efforts to have the initial registration statement declared effective within 45 days from the filing date (or 60 days if the registration statement is reviewed by the SEC) and to have the additional registration statement declared effective within 30 days of the filing date (or 60 days if the registration statement is reviewed by the SEC).

Investors under the SPA include Charles Cherington and Nicholas Singer (through an affiliated entity). Mr. Cherington, prior to the initial closing, owned approximately 32% of the Company’s outstanding common stock, and is also a noteholder and former director of the Company. Mr. Singer is a former director of the Company. Mr. Cherington and Mr. Singer participated in the private placement on the same terms and conditions as all other investors.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and Regulation D thereunder, for transactions not involving a public offering.

The foregoing summary description of the SPA, RRA, and pre-funded warrants does not purport to be complete and is qualified in its entirety by reference to the full text of such documents which are filed as exhibits to this report and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 5.08 Shareholder Director Nominations

On March 31, 2025, the Company’s board of directors re-set the date for the Company’s 2025 annual meeting of stockholders, (which was previously expected to be held on May 1, 2025), for June 2, 2025. In accordance with the Company’s second amended and restated bylaws, in order for any business to be brought before such meeting by a stockholder and for any person to be nominated for election to the Company’s board of directors at such meeting by a stockholder, such stockholder must notify the Company of such intention by notice received at the Company’s principal executive offices not later than April 13, 2025. Stockholder proposals intended for inclusion in the Company’s proxy statement for the meeting pursuant to Rule 14a-8 under the Exchange Act must be received at the Company’s principal executive offices no later than April 13, 2025. In addition, all such stockholder notices and stockholder proposals must conform to the applicable requirements of the Company’s second amended and restated bylaws, the rules and regulations promulgated under the Exchange Act and other applicable law. All such notices and stockholder proposals are to be directed to: Ernexa Therapeutics Inc., Attention: Secretary, 1035 Cambridge Street, Suite 18A, Cambridge, MA 02141.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Form of Pre-Funded Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Ernexa Therapeutics Inc.

Dated: April 3, 2025	By:	/s/ Sanjeev Luther
Sanjeev Luther President and Chief Executive Officer

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